PAGE 1

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
SCHEDULE I - SUMMARY OF INVESTMENTS
OTHER THAN INVESTMENTS IN RELATED PARTIES ($ thousands)
AS OF DECEMBER 31, 1995

   Column A                                     Column B        Column C        Column D
                                                                              Amount at which
   Type of Investment                             Cost            Value       shown in the
                                                                              balance sheet
   Fixed maturities:
     Held to maturity:
       United States Government and
        government agencies and
        authorities (a)                         $  121,905     $   122,130      $  121,905
       States, municipalities and
         political subdivisions                      3,004           3,114           3,004
       All other corporate bonds                 1,183,342       1,232,733       1,183,342

             Total held to maturity              1,308,251       1,357,977       1,308,251

     Available for sale:
       United States Government and
        government agencies and
        authorities (b)                            562,537         575,242         575,242
       States, municipalities and
         political subdivisions                        999           1,024           1,024
       All other corporate bonds                   982,488       1,020,719       1,020,719

             Total available for sale            1,546,024       1,596,985       1,596,985

   Mortgage loans on real estate                   393,020      XXXXXXXXXX         393,020
   Other investments                                 4,055      XXXXXXXXXX           4,055

             Total investments                  $3,251,350      XXXXXXXXXX      $3,302,311

   (a) - Includes mortgage-backed securities with a cost and market value of $105,855 and $105,510, respectively.

   (b) - Includes mortgage-backed securities with a cost and market value of $561,994 and $574,685, respectively.

PAGE 2

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
SCHEDULE V - VALUATION AND QUALIFYING ACCOUNTS ($ thousands)
FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

 Column A          Column B       Column C                           Column D         Column E

                                  Additions
                                --------------
                   Balance at                       Charged to
 Description       Beginning      Charged to      Other Accounts-   Deductions-     Balance at End
                   of Period   Costs & Expenses      Describe        Describe         of Period

 For the year ended
   December 31, 1995
 ------------------------------
 Reserve for
  Fixed Maturities      $ 0             $  9            $0              $0             $ 9

 For the year ended
   December 31, 1994
 ------------------------------
 Reserve for
  Fixed Maturities      $77             $(77)           $0              $0             $ 0

 For the year ended
   December 31, 1993
 ------------------------------
 Reserve for
  Fixed Maturities      $79             $ (2)           $0              $0             $77


                 Report of Independent Auditors


The Board of Directors
American Enterprise Life Insurance Company



We have audited the financial statements of American Enterprise Life Insurance Company (a wholly owned subsidiary of IDS Life Insurance Company) as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, and have issued our report thereon dated February 2, 1996 (included elsewhere in this Registration Statement).

Our audits also included the financial statement schedules listed in Item 24(b) of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.



Ernst & Young LLP
Minneapolis, Minnesota
February 2, 1996